Exhibit 99.1

Westell News Release

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media Brian Cooper Chief Financial Officer Westell Technologies, Inc. 630.375.4740 BCooper@westell.com

Westell Technologies Announces Agreement to Sell

Its Conference Plus Subsidiary to Arkadin

AURORA, IL, December 21, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced that it has entered into a definitive agreement to sell its subsidiary Conference Plus, Inc. to a subsidiary of Arkadin S.A.S. for approximately $41 million in cash, subject to certain adjustments. For the 12 months ended September 30, 2011, Conference Plus had revenues of $43.1 million and operating income of $5.1 million. The transaction is subject to limited closing conditions and is expected to close December 31, 2011. Westell anticipates recognizing a gain on the transaction of approximately $20 million after taxes.

“Conference Plus is a well-run operation that has contributed significantly to Westell over many years,” said Rick Gilbert, Westell’s chairman and chief executive officer. “While we are proud of its accomplishments, we have concluded that it should be even more successful as a part of a larger conferencing business. We think the combination of Conference Plus with Arkadin is the right opportunity, benefiting customers and both organizations. The sale is also good for Westell and will allow us to focus on growing our core telecommunications networking equipment business.”

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

About Arkadin

Arkadin is a global Collaboration Service Provider, offering audio, web, and video conferencing, online events, and unified communication solutions. Arkadin enables organizations to communicate and collaborate using customizable, cost-efficient, user-friendly solutions. Founded in 2001, Arkadin has 47 operating centers in 28 countries throughout Asia, Europe, Middle East, Africa and North America, offering a full suite of remote collaboration solutions to more than 14,000 clients. To find out more about Arkadin please visit www.arkadin.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2011 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.